Exhibit 10.1

Form for Special Retention Awards — PSUs

ANTERO RESOURCES CORPORATION

LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Antero Resources Corporation Long-Term Incentive Plan, as amended from time to time (the “Plan”), Antero Resources Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Performance Share Units (the “PSUs”) set forth below.  This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[ ]
Date of Grant:	[ ], 2016
Total Number of Performance Share Units:	[ ]
Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, one-third (1/3) of the PSUs (rounded to the nearest whole number of PSUs, except in the case of the final tranche to vest) shall become vested when the 10-Day Volume Weighted Average Stock Price (as defined below) equals or exceeds each of the applicable performance hurdles set forth in the table below (the “Performance Hurdles”) at any time during the period beginning on the Date of Grant identified above and ending on the fifth anniversary thereof.

	Performance Hurdle Number	10-Day Volume-Weighted Average Stock Price
	1	$	[ ]
	2	$	[ ]
	3	$	[ ]

Notwithstanding any provision herein:

1.              No PSUs shall become vested hereunder unless you remain continuously employed by the Company or one of its Affiliates from the Date of Grant through the applicable vesting date; provided, however, that all of the PSUs, if any, with respect to which the Performance Hurdles have been achieved shall immediately become fully vested if Employee’s employment with the Company terminates by reason of Employee’s disability (within the meaning of section 22(e)(3) of the Code) or death so long as Employee remains continuously employed by the Company from the Date of Grant through the date of such termination; and

2.              If, based on the achievement of the Performance Hurdles, the number of PSUs granted hereunder that would otherwise become vested on any date exceeds the Maximum Cumulative Vested Percentages set forth in the table below as of such date, then (a) the number of PSUs that shall become vested as of such date shall be reduced such that the number of PSUs that become vested as of such date does not exceed the then-applicable Maximum Cumulative Vested Percentage; and (b) the remaining PSUs that would have otherwise become vested on such date shall instead become vested on the next anniversary of the Date of Grant.

Date	Maximum Cumulative Vested Percentage
First Anniversary of Date of Grant	33.33%
Second Anniversary of Date of Grant	66.67%
Third Anniversary of Date of Grant	100%

As used herein, the following terms have the meanings set forth below:

“10-Day Volume-Weighted Average Stock Price” means, in respect of any date of determination, the volume-weighted average price of a share of the Company’s common stock (“Common Stock”) as reported on the NYSE Composite Transactions Reporting System for the 10 consecutive NYSE full trading days (in which the Common Stock is traded on the NYSE) ending at the close of regular hours trading on the NYSE on the full trading day immediately preceding such date of determination.

“NYSE” means the New York Stock Exchange.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”).  You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice.  This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Remainder of Page Intentionally Blank;

Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

ANTERO RESOURCES CORPORATION

By:
Alvyn A. Schopp
Chief Administrative Officer and Regional
Senior Vice President

PARTICIPANT

[Name of Employee]

SIGNATURE PAGE TO

PERFORMANCE SHARE UNIT GRANT NOTICE

EXHIBIT A

PERFORMANCE SHARE UNIT AGREEMENT

This Performance Share Unit Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Antero Resources Corporation, a Delaware corporation (the “Company”), and [                  ] (“Employee”).Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.                                      Award.  In consideration of Employee’s past and/or continued employment with, or service to, the Company or a Subsidiary and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to Employee the number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.  To the extent vested, each PSU represents the right to receive one share of Stock (“Common Stock”), subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan.  Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, Employee will have no right to receive any Common Stock or other payments in respect of the PSUs.  Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.                                      Vesting of PSUs.  The PSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  Unless and until the PSUs have vested in accordance with such vesting schedule, Employee will have no right to receive any dividends or other distribution with respect to the PSUs. In the event of the termination of Employee’s employment prior to the vesting of all of the PSUs (but after giving effect to any accelerated vesting pursuant to the Grant Notice), any unvested PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

3.                                      Settlement of PSUs.  As soon as administratively practicable following the vesting of PSUs pursuant to Section 2, but in no event later than 30 days after such vesting date, the Company shall deliver to Employee (or Employee’s permitted transferee, if applicable) a number of shares of Common Stock equal to the number of PSUs subject to this Award that become vested on the applicable vesting date. Any fractional PSU that becomes vested hereunder shall be rounded down at the time shares of Common Stock are issued in settlement of such PSU.  No fractional shares of Common Stock, nor the cash value of any fractional shares of Common Stock, will be issuable or payable to Employee pursuant to this Agreement.  All shares of Common Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to Employee or by entering such shares in book-entry form, as determined by the Committee in its sole discretion.  The value of shares of Common Stock shall not bear any interest owing to the passage of time.  Neither this Section 3 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

Exhibit A-1

4.                                      Rights as Stockholder.  Neither Employee nor any person claiming under or through Employee shall have any of the rights or privileges of a holder of shares of Common Stock in respect of any shares that may become deliverable hereunder unless and until certificates representing such shares have been issued or recorded in book entry form on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to Employee or any person claiming under or through Employee.

5.                                      Tax Withholding.  Upon any taxable event arising in connection with the PSUs, the Company shall have the authority and the right to deduct or withhold (or cause one of its Affiliates to deduct or withhold), or to require Employee to remit to the Company (or one of its Affiliates), an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to such event.  In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company or one of its Affiliates shall withhold, or cause to be surrendered, from any cash or equity remuneration (including any of the shares of Common Stock that may be issuable under this Agreement) then or thereafter payable to Employee an amount equal to the aggregate amount of taxes required to be withheld with respect to such event.  The amount of such withholding shall be limited to the aggregate amount of taxes required to be withheld based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income; provided, however, that such withholding may be based on rates in excess of the minimum statutory withholding rates if (x) the Committee (i) determines that such withholding would not result in adverse accounting, tax or other consequences to the Company or any of its Affiliates (other than immaterial administrative, reporting or similar consequences) and (ii) authorizes such withholding at such greater rates and (y) Employee consents to such withholding at such greater rates.  Employee acknowledges and agrees that none of the Board, the Committee, the Company or any of its Affiliates have made any representation or warranty as to the tax consequences to Employee as a result of the receipt of the PSUs, the vesting of the PSUs or the forfeiture of any of the PSUs.  Employee represents that he is in no manner relying on the Board, the Committee, the Company or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.  Employee represents that he has consulted with any tax consultants that Employee deems advisable in connection with the PSUs.

6.                                      Non-Transferability.  During the lifetime of Employee, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed.  Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Exhibit A-2

7.                                      Compliance with Securities Law.  Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  No shares of Common Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, shares of Common Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained.  As a condition to any issuance of Common Stock hereunder, the Company may require Employee to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.                                      Legends.  If a stock certificate is issued with respect to shares of Common Stock delivered hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed.  If the shares of Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

9.                                      Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Common Stock or other property to Employee or Employee’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.  As a condition precedent to such payment or issuance, the Company may require Employee or Employee’s legal representative, heir, legatee or distributee to execute a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested PSUs.

10.                               No Right to Continued Employment or Awards.

(a)                                 For purposes of this Agreement, Employee shall be considered to be employed by the Company as long as Employee remains an Employee, or an employee of a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.  Without limiting the scope of the preceding sentence, it is specifically provided that Employee shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status

Exhibit A-3

of the entity or other organization that employs Employee.  Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Employee the right to continued employment by, or a continued service relationship with, the Company or any such Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time.  Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Employee or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes.

(b)                                 The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Future plans will be at the sole discretion of the Company.

11.                               Notices.  Any notices or other communications provided for in this Agreement shall be sufficient if in writing.  In the case of Employee, such notices or communications shall be effectively delivered if hand delivered to Employee at Employee’s principal place of employment or if sent by registered or certified mail to Employee at the last address Employee has filed with the Company.  In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

12.                               Agreement to Furnish Information.  Employee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

13.                               Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Company (or an Affiliate or other entity) and Employee in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Employee shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company.

14.                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.

Exhibit A-4

15.                               Successors and Assigns.  The Company may assign any of its rights under this Agreement without Employee’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Employee and Employee’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

16.                               Clawback.  Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Common Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

17.                               Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or pdf attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

18.                               Severability.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

19.                               Code Section 409A. None of the PSUs or any amounts payable pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from Section 409A, then, if Employee is deemed to be a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when Employee becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following Employee’s separation from service and (b) Employee’s death.  Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

[Remainder of Page Intentionally Blank]

Exhibit A-5